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                                  EXHIBIT 32.1

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U. S. C.
SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002

Pursuant to 18 U. S. C. Section 1350, I, Leonhard Dreimann, hereby certify that, to the best of my knowledge, the Annual Report of Salton, Inc. on Form 10-K for the fiscal year ended July 3, 2004 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and that the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of Salton, Inc.

                                            By: /s/ Leonhard Dreimann
                                                ---------------------
                                                Leonhard Dreimann
                                                Chief Executive Officer


October 14, 2004

This certification accompanies this Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. (the Exchange Act). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to Salton, Inc. and will be retained by Salton, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.





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